Exhibit 99(a)

PRESS RELEASE

Contact:	Sheryl Seyer Investor Relations 877-777-6560

LA QUINTA® ANNOUNCES FOURTH QUARTER 2003 RevPAR INCREASE OF 10%

Beats Guidance Due to Significant Increase in Occupancy

Dallas, Texas (January 16, 2004) – La Quinta Corporation (NYSE: LQI) today announced that total company RevPAR increased approximately 10% for the fourth quarter of 2003 versus the same period in the prior year.  On October 30, 2003, La Quinta disclosed total company RevPAR expectations of a 4% increase for fourth quarter 2003.  La Quinta also disclosed Adjusted EBITDA guidance of $25 million, and La Quinta now believes Adjusted EBITDA will exceed $25 million for the fourth quarter of 2003.  La Quinta also previously issued guidance for a net loss of $17 million for the fourth quarter of 2003, and now believes the fourth quarter net loss will likely be less than a net loss of $17 million.

“Our RevPAR results were driven by a significant increase in occupancy during the quarter, partially offset by lower average rates,” commented Francis W. (“Butch”) Cash, President and Chief Executive Officer.  “Our RevPAR results for the quarter make it clear that our revenue initiatives are working, particularly electronic distribution, which was the primary driver for our RevPAR increase.  I’m very proud of the progress we have made that is enabling us to beat the competition.  La Quinta’s enhanced sales team, best-in-class Returns® program and completed renovations program are creating more loyal customers who are staying with us more often.”

La Quinta also announced that it added 14 franchise properties (1,267 rooms) during the fourth quarter for a total of 96 franchised properties (8,702 rooms) open at the end of 2003.  Further, the Company believes that the franchise pipeline for 2004 is very healthy with executed contracts for over 50 properties (4,000 rooms).  The majority of the pipeline is new construction properties that are expected to open during 2004.

In the fourth quarter, La Quinta sold four company owned hotels for gross proceeds of approximately $10 million.  During the full year 2003, La Quinta sold a total of eight hotels for gross proceeds of approximately $20 million.  These eight hotels contributed approximately $6 million in revenues during 2003. La Quinta also completed the sale of its non-strategic business, TeleMatrix, in December 2003, and received cash proceeds of $6 million.  The impact of the TeleMatrix sale is not expected to be material to La Quinta’s operating results.

At December 31, 2003, La Quinta had over $325 million in cash and no borrowings under its new $150 million credit facility (other than $20 million in letters of credit).

Preliminary 2004 Guidance

La Quinta announced updated preliminary guidance for 2004 of total company RevPAR increase of 5%, Adjusted EBITDA of $165 million, net loss of $51 million and capital expenditures of $65 million, which includes $20 million related to the redevelopment project in San Antonio.  The net loss includes pretax losses of $27 million on early retirement of debt.  A schedule reconciling net loss to Adjusted EBITDA is included in this press release.  La Quinta currently expects its 2004 RevPAR growth to be higher in the first

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half of the year than in the second half of 2004.  RevPAR growth in the first half of 2004 is likely to be driven by continued occupancy gains partially offset by lower average rates.  La Quinta management will discuss its 2004 guidance further when the Company announces fourth quarter and full year 2003 financial results, which it currently expects will be on Thursday, February 26, 2004.  Details regarding the earnings release conference call and webcast will be announced in mid-February.

About La Quinta

Dallas based La Quinta Corporation (NYSE: LQI), a limited service lodging company, owns, operates or franchises over 370 La Quinta Inns and La Quinta Inn & Suites in 33 states.

Adjusted EBITDA Reconciliation (Preliminary 2004 Outlook)
(In millions)

Full Year 2004
Net loss (per GAAP)	$(51)
Add:
Depreciation and amortization	132
Minority interest	18
Income tax benefit	(22)
Interest, net	61
Other expense and discontinued operations	27
Adjusted EBITDA (Non-GAAP)	$165

Safe Harbor Statement

Certain matters discussed in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “projects” and other similar expressions, which are predictions of or indicate future events and trends, typically identify forward-looking state- ments.  Our forward-looking statements are subject to a number of risks and uncertainties, which could cause actual results or the timing of certain events to differ materially from those projected in or contemplated by the forward-looking statements.  Accordingly, we cannot assure you that the expectations set forth in these forward-looking statements will be attained.  Some of the factors that could cause actual results or the timing of certain events to differ from those described in these forward-looking statements include, without limitation, our ability to successfully grow revenues (through our revenue initiatives or otherwise) and profitability of our lodging business and franchising program; concentration of our properties in certain geographic areas; our ability to realize sustained labor or other cost savings; the availability and costs of insurance for our properties and business; competition within the lodging industry, including in the franchising of the La Quinta® brand; our ability to generate attractive rates of return on new lodging investments; the cyclicality of the lodging business; the impact of U.S. military action abroad and/or additional terrorist activities; the effects of the general economic slowdown, including decreases in consumer confidence and business spending, which may continue to adversely affect our business and industry; interest rates; the ultimate outcome of litigation filed against us; the availability of capital for corporate purposes including for debt repayment, acquisitions and capital expenditures; the conditions of the capital markets in general; our ability to continue to successfully sell assets; and other risks detailed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, the risks described in our Joint Current Report on Form 8-K, event date October 20, 2003, filed with the Securities and Exchange Commission on October 21, 2003, in the section entitled “Certain Factors You Should Consider About Our Companies, Our Businesses and Our Securities.”  We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Measurement Tools

La Quinta uses Adjusted EBITDA as a supplemental measure of the Company’s performance because we believe it gives the reader a more complete understanding of our financial condition and operating results. We use this metric to calculate various financial ratios and to measure our performance, and we believe some debt and equity investors also utilize this metric for similar purposes.  Adjusted EBITDA includes adjustments for non-cash income or expenses such as depreciation, amortization and other non-cash items.  Adjusted EBITDA is also adjusted for income taxes, interest expense and minority interest (which includes our preferred stock dividends of La Quinta Properties, Inc.), as well as certain cash income or expense that we believe otherwise distort the comparability of the measure.  Adjusted EBITDA is intended to show unleveraged, pre-tax operating results.  The impact of investing and financing transactions, as well as income taxes, should also be considered in evaluating overall results.  Adjusted EBITDA is not intended to represent any measure of performance in accordance with generally accepted accounting principles (“GAAP”) and our calculation and use of this measure may differ from our competitors.  This non-GAAP measure should not be read in isolation or as a substitute for a measure of performance or liquidity prepared in accordance with GAAP.  A detailed schedule reconciling GAAP net loss to Adjusted EBITDA is included in the table above.

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